                                                                    Exhibit 23.4



                                  CONSENT OF
                         HOULIHAN LOKEY HOWARD & ZUKIN
                           FINANCIAL ADVISERS, INC.



     We hereby consent to the use of Annex B containing our opinion letter dated February 5, 2001 to the Special Committee of the Board of Directors of Snyder Communications, Inc. (the "Company") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed acquisition of the Company's shares of common stock known as Circle.com common stock and Havas Advertising and to the references to such opinion and our firm in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.



By:    /s/ Kevin P. Collins
   ---------------------------
   Name:  Kevin P. Collins
   Title: Managing Director